                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                                                    NEWS RELEASE
For More Information Contact:


        Mr. Dennis Wolf                         David Ranhoff
        Executive Vice President                Executive Vice President
        (510) 657-7400                          (510) 657-7400


                      CREDENCE SYSTEMS REPORTS RESULTS FOR
                      FOURTH QUARTER AND FISCAL YEAR 1998

     FREMONT, Calif.--December 8, 1998--Credence Systems Corporation (Nasdaq
NMS: CMOS) today reported results for its fiscal fourth quarter and year ended October 31, 1998. Net sales for the fourth quarter of fiscal 1998 were $22.4 million, a decrease of 68 percent from the net sales of $69.4 million in the fourth quarter of fiscal 1997. Sales for fiscal 1998 were $216.8 million, an increase of 6 percent over fiscal 1997. The net loss for the fourth quarter of fiscal 1998 was $10.7 million or $0.51 per diluted share with 20,963,000 weighted average shares outstanding compared to net income of $7.3 million during the fiscal 1997 fourth quarter or $0.32 per diluted share with 22,835,000 weighted average shares outstanding. The net loss for fiscal 1998 was $26.3 million or $1.22 per diluted share with 21,533,000 weighted average shares outstanding, compared to net income of $10.7 million or $0.47 per diluted share with 22,513,000 weighted average shares outstanding in fiscal 1997.

     Included in the loss in the Company's recent fourth quarter are $9.4 million in special charges consisting of asset write-downs and reserves which the Company recorded due to the continued weakness in demand for the Company's systems and services resulting from the slowdown in the semiconductor industry. During the fourth quarter of fiscal 1998, the Company also reduced its estimate of the in-process research and development ("IPR&D") charge attributable to the third quarter acquisition of selected assets of Heuristics Physics Laboratories, Inc., and reduced the charge it took for IPR&D by approximately $2.8 million to a net year to-date

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CREDENCE SYSTEMS REPORTS RESULTS FOR FOURTH QUARTER  AND FISCAL YEAR 1998

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charge of approximately $2.0 million.  This was done in response to the
Securities and Exchange Commission's new guidance released during the fourth fiscal quarter concerning IPR&D charges. The Company's net loss in the fourth fiscal quarter of 1998, excluding these $9.4 million in special charges and the $2.8 million reduction of IPR&D charges and assuming a 35% tax benefit, would have been approximately $8.1 million or $0.38 per diluted share. The Company's results for the full 1998 fiscal year excluding these $9.4 million in special charges in the fourth fiscal quarter, the $39.3 million in special charges taken in the third fiscal quarter and the $2.0 million net charge in 1998 for IPR&D, and assuming a 35% tax rate, would have been approximately $6.6 million or $0.30 per diluted share.

     Credence's executive vice president and chief financial officer, Dennis Wolf, said, "This has been a very trying year for Credence and the industry as a whole. Despite encountering a steep downturn in our industry, we continued to invest in our new products while significantly reducing operating expenses."

     Credence's executive vice president, David Ranhoff added, "While we felt the full impact of the capital equipment slowdown, we believe our products are targeted for growth when the market recovers."

     Credence Systems Corporation is a leader in the manufacture of automatic test equipment (ATE) for the worldwide semiconductor industry. Credence offers a wide range of products with test capabilities for digital, mixed-signal, and memory semiconductors. Utilizing its proprietary CMOS technologies, Credence products are designed to meet the strict time-to-market and ownership requirements of its customers.

     Headquartered in Fremont, California, the Company maintains advanced production and design facilities in Beaverton, Oregon. Credence, an ISO 9001 certified manufacturer, is listed on the Nasdaq National Market under the symbol CMOS. More information is available at www.credence.com.



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CREDENCE SYSTEMS REPORTS RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 1998

PAGE 3



     Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from the future performance that may be suggested in this release. Such factors include, but are not limited to, economic and currency instability in the Asia Pacific region, fluctuation in customer demand, timing and volume of orders and shipments, competition and pricing pressures, reliability and quality issues, product mix, underabsorption of overhead, cyclicality and downturns in the semiconductor industry, continued dependence on "turns" orders to achieve revenue objectives, the Company's ability to have an appropriate amount of production capacity in a timely manner, the timing of new technology, product introductions and the risk of early obsolescence, the Company's ability to hire and retain key employees and the Company's ability to finalize and implement a complete expense reduction plan (including the ability to identify and successfully institute additional cost-saving measures).

     Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q. The Company assumes no obligation to update the information in this press release.



Credence, Credence Systems, ValStar, Kalos, and Quartet are trademarks of Credence Systems Corporation. Other trademarks which may be mentioned in this release are the intellectual property of their respective owners.



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                          CREDENCE SYSTEMS CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                    (in thousands, except per share amounts)



                                              (unaudited)                (unaudited)
                                              Three Months              Prior Quarter
                                                 Ended                      Ended                Fiscal Year Ended
                                               October 31                  July 31                   October 31
                                      ---------------------------         ---------          --------------------------
                                         1998             1997              1998               1998              1997
                                      ---------         ---------         ---------          ---------        ---------
Net sales                             $  22,446         $ 69,394          $  37,322         $ 216,803        $  204,092

Cost of goods sold -                     13,001           30,505             16,901            97,004            89,956
 on net sales

Cost of goods sold -
special charges                           7,400               --             20,952            28,352                --
                                      ---------         ---------         ---------         ---------         ---------
Gross margin                              2,045           38,889               (531)           91,447           114,136

Operating expenses:

Research and                             10,191           10,334             11,569            47,484            37,350
 development

Selling, general and                     11,925           17,752             13,987            64,151            55,701

In-process research
 and development                         (2,840)              --              4,838             1,998             6,022

Special charges                           2,000               --             18,386            20,386                --
                                      ---------        ---------          ---------         ---------         ---------
 Total operating expenses                21,276           28,086             48,780           134,019            99,073
                                      =========        =========          =========         =========         =========

Operating income (loss)                 (19,231)          10,803            (49,311)          (42,572)           15,063

Interest and other income
 (expenses), net                            151              255                 (7)            1,302             3,167
                                      ---------        ---------          ---------         ---------         ---------
Income (loss) before
 income taxes                           (19,080)          11,058            (49,318)          (41,270)           18,230

Income taxes                             (8,327)           3,804            (15,682)          (14,785)            7,531

Minority interest                           (79)               4                (50)             (203)                6
                                      ---------        ---------          ---------         ---------         ---------
Net income (loss)                     ($ 10,674)       $   7,250          ($ 33,586)        ($ 26,282)        $  10,693
                                      =========        =========          =========         =========         =========
Net income (loss) per share/1/

 Basic                                   ($0.51)           $0.33             ($1.55)           ($1.22)            $0.49
                                      =========        =========          =========         =========         =========
 Diluted                                 ($0.51)           $0.32             ($1.55)           ($1.22)            $0.47
                                      =========        =========          =========         =========         =========
Number of shares used in
computing per share amount/1/
 Basic                                   20,963           21,949             21,674            21,533            21,865
                                      =========        =========          =========         =========         =========
 Diluted                                 20,963           22,835             21,674            21,533            22,513
                                      =========        =========          =========         =========         =========

/1/Income (loss) per share amounts for the periods ended October 31, 1997 have been restated to reflect the Company's adoption of Financial Accounting Standard No. 128.-


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                          CREDENCE SYSTEMS CORPORATION

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)



                                                                               Prior Quarter
                                                         October 31,              July 31,              October 31,
                                                          --------                --------               --------
                                                           1998                     1998                   1997
                                                          --------                --------               --------
                                                                                  unaudited
ASSETS
Current assets:
 Cash and cash equivalents                                 $48,391                 $55,621               $132,761

 Restricted cash                                             2,400                   4,600                 10,002

 Short-term investments                                     62,777                  75,826                 35,013

 Accounts receivable, net                                   33,901                  53,059                 55,246

 Inventories                                                37,406                  36,311                 42,125

 Other current assets                                       40,676                  29,855                 13,001
                                                          --------                --------               --------

  Total current assets                                     225,551                 255,272                288,148

Long-term investments                                       20,357                  27,207                  8,561

Property and equipment, net                                 41,764                  40,428                 43,050

Other assets                                                18,517                  17,066                 18,382
                                                          --------                --------               --------

  Total assets                                            $306,189                $339,973               $358,141
                                                          ========                ========               ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

 Accounts payable                                           $8,090                 $13,225                $13,182

 Accrued liabilities                                        26,978                  28,613                 20,346

 Income taxes payable                                        5,877                   2,317                  4,284
                                                          --------                --------               --------

  Total current liabilities                                 40,945                  44,155                 37,812

Convertible subordinated notes payable                     115,000                 115,000                115,000

Minority interest                                              227                     231                    418

Stockholders' equity                                       150,017                 180,587                204,911
                                                          --------                --------               --------

  Total liabilities and stockholders' equity              $306,189                $339,973               $358,141
                                                          ========                ========               ========

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